Exhibit 5.1

Harney Westwood & Riegels 3501 The Center 99 Queen’s Road Central Hong Kong Tel: +852 5806 7800 Fax: +852 5806 7810

14 February 2025

raymond.ng@harneys.com

+852 5806 7883

062106-0002-RLN

Able View Global Inc.

Floor 16, Dushi Headquarters Building

No. 168, Middle Xizang Road

Shanghai, 200001

People’s Republic of China

Dear Sir or Madam

Able View Global Inc., Company No. 394657 (the Company)

We are lawyers qualified to practise in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form F-3, including all amendments or supplements thereto, and accompanying prospectus filed with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act) (the Registration Statement), relating to the offering by the Company of the following shares and other securities for an aggregate initial offering price of not exceeding US$200,000,000: (i) certain of its class B ordinary shares of par value US$0.0001 per share (the Class B Ordinary Shares), (ii) certain of its preferred shares (the Preferred Shares), (iii) debt securities of the Company (the Debt Securities), (iv) warrants entitling the holder to purchase Class B Ordinary Shares (each a Warrant), (v) rights to purchase Class B Ordinary Shares, Preferred Shares, Debt Securities, Warrants or other securities offered under the Registration Statement (the Rights), and (vi) units of Class B Ordinary Shares, Preferred Shares, Debt Securities, Warrants or Rights offered under the Registration Statement (the Units, collectively with the Class B Ordinary Shares, Preferred Shares, Debt Securities, Warrants, Rights, and Units, the Securities). In this opinion Companies Act means the Companies Act (2023 Revision) of the Cayman Islands.

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

The Company has informed us that the Securities will be sold or delivered on a delayed or continuous basis from time to time as set forth in the Registration Statement (and any amendments and/or supplement thereto), the prospectus contained therein and any prospectus supplement. We understand that prior to the sale of any Securities under the Registration Statement, the Company will afford us an opportunity to review the applicable authorisation (the Board Authorisations) by the board of directors of the Company (the Board) and, if necessary, amendments to the M&A (as defined in Schedule 1) and operative documents pursuant to which such Securities are to be sold and will file any applicable amendment and/or supplement to the Registration Statement (which may include as an exhibit thereto an amended opinion) or prospectus supplement as we may reasonably consider necessary or appropriate by reason of the terms of the sale of such Securities.

The British Virgin Islands is Harneys Hong Kong office’s main jurisdiction of practice.

Jersey legal services are provided through a referral arrangement with Harneys (Jersey) which is an independently owned and controlled Jersey law firm.

Resident Partners: A Au | M Chu | JP Engwirda | Y Fan | S Gray | P Kay | MW Kwok | IN Mann

R Ng | ATC Ridgers | PJ Sephton

612228319.2

Anguilla | Bermuda | British Virgin Islands | Cayman Islands Cyprus | Hong Kong | Jersey | London | Luxembourg Montevideo | São Paulo | Shanghai | Singapore harneys.com

In each case, except as otherwise set forth in any applicable amendment and/or supplement to the Registration Statement or prospectus supplement: (i) any Shares will be issued by the Company under and in accordance with the M&A, as amended from time to time; (ii) any Warrants will be issued pursuant to one or more warrant agreements (each, a Warrant Agreement) to be entered into between the Company and one or more warrant agents in a form filed as an exhibit to a prospectus supplement to the Registration Statement or incorporated by reference therein, and one or more Board Authorisations; (iii) any Rights will be issued pursuant to one or more rights agreements (each, a Rights Agreement) to be entered into between the Company and one or more rights agents in a form filed as an exhibit to a prospectus supplement to the Registration Statement or incorporated by reference therein, and one or more Board Authorisations; and (iv) any Units will be issued pursuant to one or more unit agreements (each, a Unit Agreement) to be entered into by the Company and one or more unit agents in a form filed as an exhibit to a prospectus supplement to the Registration Statement or incorporated by reference therein, and one or more Board Authorisations.

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1) which we regard as necessary in order to issue this opinion. We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not independently verified.

Based solely upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands:

1	Existence and Good Standing. The Company is a company duly incorporated with limited liability, and is validly existing and in good standing under the laws of the Cayman Islands. The Company is a separate legal entity and is subject to suit in its own name.

2	Authorised Share Capital. Based on our review of the M&A, the authorised share capital of the Company is US$60,000.00 divided into 100,000,000 class A ordinary shares of par value of US$0.0001 each, and 500,000,000 class B ordinary shares of par value of US$0.0001 each.

3	Valid Issuance of Shares. When (i) the allotment and issue of the Shares as contemplated by the Registration Statement and the final terms of such allotment and issue have been duly approved and authorised by the appropriate Board Authorisations; (ii) the Shares are allotted, issued and fully paid for in accordance with the Registration Statement; and (iii) the names of the shareholders are entered in the register of members of the Company, the allotment and issue of the Shares will be duly authorised, and the Shares will be validly issued, fully paid and non-assessable.

4	Valid Issuance of the Warrants, Rights and Units.

(a)	When (i) the creation and issue of the applicable Warrants and the final terms of such Warrants have been duly approved and authorised by the appropriate Board Authorisations; (ii) the applicable Warrant Agreement relating to such Warrants have been duly authorised and validly executed and delivered by the Company and the relevant parties thereunder in accordance with all relevant laws; and (iii) the certificates representing such Warrants have been duly executed, countersigned, registered and delivered in accordance with the applicable Warrant Agreement relating to such Warrants and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration by the purchasers thereof as contemplated by the Registration Statement (including any amendments and/or supplement thereto) and any prospectus supplements relating thereto, such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

(b)	When (i) the creation and issue of the applicable Rights and the final terms of such Rights have been duly approved and authorised by the appropriate Board Authorisations; (ii) the applicable Rights Agreement relating to such Rights have been duly authorised and validly executed and delivered by the Company and the relevant parties thereunder in accordance with all relevant laws; and (iii) such Rights have been duly authenticated, executed and delivered in accordance with the applicable Rights Agreement relating to such Rights, upon payment of the consideration by the purchasers thereof as contemplated by the Registration Statement (including any amendments and/or supplement thereto) and any prospectus supplements relating thereto, such Rights will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

(c)	When (i) the creation and issue of the applicable Units and the final terms of such Units have been duly approved and authorised by the appropriate Board Authorisations; (ii) the applicable Unit Agreement relating to such Units have been duly authorised and validly executed and delivered by the Company and the relevant parties thereunder in accordance with all relevant laws; and (iii) such Units have been duly authenticated, executed and delivered in accordance with the applicable Unit Agreement relating to such Units, upon payment of the consideration by the purchasers thereof as contemplated by the Registration Statement (including any amendments and/or supplement thereto) and any prospectus supplements relating thereto, such Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

5	Cayman Islands Law. The statements under the headings “Description of Share Capital”, “Enforceability of Civil Liabilities” and “Legal Matters” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects as at the date of this opinion and such statements constitute our opinion.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. Except as specifically stated herein, we express no opinion as to matters of fact.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the headings “Description of Share Capital”, “Enforceability of Civil Liabilities” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

Harney Westwood & Riegels

Schedule 1

List of Documents and Records Examined

1	The certificate of incorporation of the Company dated 11 October 2022.

2	The amended and restated memorandum and articles of association of the Company adopted by special resolutions dated 17 August 2023 (the M&A).

3	A copy of the register of directors of the Company provided to us on 11 February 2025.

4	A copy of the executed written resolutions of the Board dated 13 February 2025 (the Resolutions).

5	A copy of the certificate of incumbency issued by Harneys Fiduciary (Cayman) Limited, the registered office provider of the Company, dated 12 February 2025.

6	A copy of the certificate of good standing in respect of the Company issued by the Registrar of Companies dated 12 February 2025.

7	A copy of the certificate from a director of the Company dated 13 February 2025, a copy of which is attached hereto (the Director’s Certificate).

8	The Registration Statement to be filed with the Commission on 14 February 2025.

(1 to 6 above are the Corporate Documents, and 1 to 8 above are the Documents).

Schedule 2

Assumptions

1	Authenticity of Documents. Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals. All original Documents are authentic, all signatures, initials and seals are genuine.

2	Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete as at the date of the passing of the Resolutions.

3	Director’s Certificate. The contents of the Director’s Certificate are true and accurate as at the date of this opinion and there is no information not contained in the Director’s Certificate that will in any way affect this opinion.

4	No Steps to Wind-up. The directors and shareholders of the Company have not taken any steps to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets.

5	Resolutions. The Resolutions have been duly executed by or on behalf of each director, and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed. The Resolutions remain in full force and effect.

6	Unseen Documents. Save for the Corporate Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Registration Statement.

7	Solvency. The Company was on the date of this opinion able to pay its debts as they became due, and issuing the Securities as contemplated by the Registration Statement will not cause the Company to become unable to pay its debts as they fall due.

8	Shares. No Share will be issued for a price which is lower than its par value, and the Company will have sufficient authorised but unissued share capital to issue each Share.

Schedule 3

Qualifications

1	Enforceability. The term enforceable as used above means that the obligations assumed by the Company under the relevant instrument are of a type which the courts of the Cayman Islands enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

(a)	Insolvency. Rights and obligations may be limited by bankruptcy, insolvency, liquidation, winding-up, reorganisation, moratorium, readjustment of debts, arrangements and other similar laws of general application affecting the rights of creditors;

(b)	Limitation Periods. Claims under the Agreements may become barred under the Limitation Act (1996 Revision) relating to the limitation of actions in the Cayman Islands or may be or become subject to defences of set-off, estoppel or counterclaim;

(c)	Equitable Rights and Remedies. Equitable rights may be defeated by a bona fide purchaser for value without notice. Equitable remedies such as injunctions and orders for specific performance are discretionary and will not normally be available where damages are considered an adequate remedy;

(d)	Fair Dealing. Strict legal rights may be qualified by doctrines of good faith and fair dealing - for example a certificate or calculation as to any matter might be held by a Cayman Islands court not to be conclusive if it could be shown to have an unreasonable or arbitrary basis, or in the event of manifest error;

(e)	Prevention of Enforcement. Enforcement may be prevented by reason of fraud, coercion, duress, undue influence, unreasonable restraint of trade, misrepresentation, public policy or mistake or limited by the doctrine of frustration of contracts;

(f)	Penal Provisions. Provisions, for example, for the payment of additional interest in certain circumstances, may be unenforceable to the extent a court of the Cayman Islands determines such provisions to be penal;

(g)	Currency. A Cayman Islands court retains a discretion to denominate any judgment in Cayman Islands dollars;

(h)	Confidentiality. Provisions imposing confidentiality obligations may be overridden by the requirements of legal process;

(i)	Award of Costs. In principle the courts of the Cayman Islands will award costs and disbursements in litigation in accordance with the relevant contractual provisions but there remains some uncertainty as to the way in which the rules of the Grand Court will be applied in practice. Whilst it is clear that costs incurred prior to judgment can be recovered in accordance with the relevant contract, it is likely that post-judgment costs (to the extent recoverable at all) will be subject to taxation in accordance with Grand Court Rules Order 62; and

(j)	Inappropriate Forum. The courts of the Cayman Islands may decline to exercise jurisdiction in relation to substantive proceedings brought under or in relation to the Agreements in matters where they determine that (i) such proceedings may be tried in a more appropriate forum, (ii) proceedings are already underway in a different forum, or (iii) the issues have already been finally determined by another forum.

2	Foreign Statutes. We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

3	Commercial Terms. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

4	Meaning of Non-Assessable. In this opinion the phrase non-assessable means, with respect to the issuance of Shares, that a shareholder shall not, in respect of the relevant Shares, have any obligation to make further contributions to the Company’s assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

5	Good Standing. The Company shall be deemed to be in good standing at any time if all fees (including annual filing fees) and penalties under the Companies Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Companies Act.

6	Economic Substance. We have undertaken no enquiry and express no view as to the compliance of the Company with the International Tax Co-operation (Economic Substance) Act (2024 Revision).

Annex

Director’s Certificate